Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2023

BOSTON, MA (February 22, 2024) – Brightcove Inc. (Nasdaq: BCOV), the world’s most trusted streaming technology company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2023.

“Our fourth quarter results were highlighted by a return to top-line growth, substantial adjusted EBITDA growth, our second consecutive quarter of double-digit adjusted EBITDA margins, and positive free cash flow. This was a successful conclusion to an important transformational year. We have made significant strides in delivering new customers, growing average customer revenue, strengthening our products, and developing an effective go-to-market model that appeals to both media and enterprise customers,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

DeBevoise added, “As we look ahead in 2024, we have validated our strategy and have a clear view of the areas we need to prioritize to improve execution this year. We have a more resilient business, as demonstrated by our strong backlog growth, and expect to generate significant growth in adjusted EBITDA and cash flow while continuing to invest in our most promising growth opportunities.”

Fourth Quarter 2023 Financial Highlights:

•

Revenue for the fourth quarter of 2023 was $50.2 million, an increase of 2% compared to $49.2 million for the fourth quarter of 2022. Subscription and support revenue was $47.8 million, flat compared to the fourth quarter of 2022.

•

Gross profit for the fourth quarter of 2023 was $30.8 million, representing a gross margin of 61%, compared to gross profit of $29.9 million, representing a gross margin of 61% for the fourth quarter of 2022. Non-GAAP gross profit for the fourth quarter of 2023 was $31.6 million, representing a non-GAAP gross margin of 63%, compared to non-GAAP gross profit of $30.7 million, representing a non-GAAP gross margin of 62% for the fourth quarter of 2022. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and restructuring expenses.

•

Loss from operations was $2.3 million for the fourth quarter of 2023, compared to loss from operations of $6.0 million for the fourth quarter of 2022. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related and restructuring expenses and other (benefit) expense, was $2.1 million for the fourth quarter of 2023, compared to non-GAAP operating loss of $1.4 million during the fourth quarter of 2022.

•

Net loss was $2.5 million, or a loss of $0.06 per diluted share, for the fourth quarter of 2023. This compares to net loss of $5.4 million, or $0.13 per diluted share, for the fourth quarter of 2022. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related and restructuring expenses and other (benefit) expense, was $1.9 million for the fourth quarter of 2023, or $0.04 per diluted share, compared to non-GAAP net loss of $801,000 for the fourth quarter of 2022, or $0.02 per diluted share.

•

Adjusted EBITDA was $5.5 million for the fourth quarter of 2023, representing an adjusted EBITDA margin of 11% and an increase of 366% compared to adjusted EBITDA of $1.2 million for the fourth quarter of 2022. Adjusted EBITDA excludes stock-based compensation expense, merger-related and restructuring expenses, other (benefit) expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $4.2 million for the fourth quarter of 2023, compared to cash flow provided by operations of $5.7 million for the fourth quarter of 2022.

•

Free cash flow was $1.4 million after the company invested $2.8 million in capital expenditures and capitalization of internal-use software during the fourth quarter of 2023. Free cash flow was negative $585,000 for the fourth quarter of 2022.

•	Cash and cash equivalents were $18.6 million as of December 31, 2023 compared to $31.9 million on December 31, 2022 and $16.4 million on September 30, 2023.

Full Year 2023 Financial Highlights:

•	Revenue for the full year 2023 was $201.2 million, compared to $211.0 million for 2022. Subscription and support revenue was $192.5 million, compared to $204.1 million for 2022.

•

Gross profit for 2023 was $123.8 million, representing a gross margin of 62%, compared to gross profit of $133.9 million, representing a gross margin of 63% for 2022. Non-GAAP gross profit for 2023 was $127.1 million, representing a non-GAAP gross margin of 63%, compared to non-GAAP gross profit of $136.6 million, representing a non-GAAP gross margin of 65% for 2022. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and restructuring expenses.

•

Loss from operations was $21.6 million for 2023, compared to loss from operations of $8.0 million for 2022. Non-GAAP operating loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related and restructuring expenses and other (benefit) expense, was $693,000 for 2023, compared to non-GAAP operating income of $10.6 million for 2022.

•

Net loss was $22.9 million, or a loss of $0.53 per diluted share, for 2023. This compares to net loss of $9.0 million, or $0.22 per diluted share, for 2022. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related and restructuring expenses and other (benefit) expense, was $1.9 million for 2023, or $0.04 per diluted share, compared to non-GAAP net income of $9.6 million for 2022, or $0.23 per diluted share.

•

Adjusted EBITDA was $11.9 million for 2023, compared to adjusted EBITDA of $17.9 million for 2022. Adjusted EBITDA excludes stock-based compensation expense, merger-related and restructuring expenses, other (benefit) expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $4.5 million for 2023, compared to cash flow provided by operations of $25.4 million for 2022.

•

Free cash flow was negative $11.1 million after the company invested $15.6 million in capital expenditures and capitalization of internal-use software during 2023. Free cash flow was $869,000 for 2022.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Chief Financial Officer Transition

Today Brightcove is announcing a CFO transition plan. Rob Noreck will be stepping down as the Company’s CFO on May 31, 2024, or earlier if his successor is named prior to that date. Mr. Noreck will serve as a consultant to the Company through September 30, 2024 to ensure a smooth transition process. We have initiated an executive search process and expect to name a successor as quickly as possible.

Other Fourth Quarter and Recent Highlights/Updates:

•

Announced the hiring of two senior management members. Industry veterans Kathy Klingler and Jim Norton joined as Chief Marketing and Chief Revenue Officer, respectively. Additionally, David Beck was elevated to the newly created position of Chief Operating Officer.

•

Signed new, renewed or expanded the relationship with a diverse set of notable customers in the fourth quarter. This includes Fortune 500 companies such as 3M, Corning, Ford Motor Company, and Johnson & Johnson, leading organizations from the sports industry such as, MLS, MotoAmerica, and the Saudi Pro League and hundreds more across the Technology, Healthcare/Pharma, Finance and Media verticals.

•

Continue to harness the power of AI across various parts of our portfolio, including our Analytics and Insights platform to help customers improve content decisions and business performance, in our Emmy-winning Context Aware Encoding platform to reduce storage and bandwidth costs for many customers by 25-50%, and to simplify workflows for users around metadata creation and automated, smart transcription.

•

Announced an expanded partnership with Socialive, a leading video content creation platform designed to provide customers additional remote video production capabilities. Brightcove’s comprehensive and reliable live streaming solution with Socialive’s features solidifies its position as a proven leader in corporate communications with live and on-demand streaming content management. The addition of Socialive continues Brightcove’s strategy to curate, partner and integrate with leading technology platforms such as Salesforce, LinkedIn, Marketo, Eloqua, Shopify, Sprinklr, Hubspot, Drupal, Google Drive, Dropbox, Pinterest and numerous others to offer a seamless experience for our customers.

•

12-month Backlog (which we define as the aggregate amount of committed subscription revenue related to future performance obligations in the next 12 months) was $127.3 million. This represents a 6% increase year-over-year over $120.1 million at the end of the fourth quarter of 2022. Total backlog was $183.0 million, a 19% increase year-over-year over $153.3 million at the end of the fourth quarter 2022.

•

Average annual subscription revenue per premium customer was $96,200 in the fourth quarter of 2023, excluding starter customers who had average annualized revenue of $3,900 per customer. The average annual subscription revenue per premium customer increased 8% year-over-year compared to $89,000 in the fourth quarter of 2022.

•	Ended the fourth quarter of 2023 with 2,559 customers, of which 2,028 were premium.

Business Outlook:

Based on information as of today, February 22, 2024, the Company is issuing the following business updates and financial guidance

First Quarter 2024 Guidance:

•	Revenue is expected to be in the range of $49.0 million to $50.0 million, including approximately $2.4 million of professional services revenue and $0.8 million of overages.

•

Non-GAAP income from operations is expected to be in the range of $0.0 million to $1.0 million, which excludes stock-based compensation of approximately $2.8 million, restructuring expenses of $1.7 million and the amortization of acquired intangible assets of approximately $1.0 million.

•

Adjusted EBITDA is expected to be in the range of $4.0 million to $5.0 million, which excludes stock-based compensation of approximately $2.8 million, restructuring expenses of $1.7 million, the amortization of acquired intangible assets of approximately $1.0 million, depreciation expense of approximately $4.0 million, and other (income) expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net (loss) income per diluted share is expected to be ($0.01) to $0.02, which excludes stock-based compensation of approximately $2.8 million, restructuring expenses of $1.7 million, the amortization of acquired intangible assets of approximately $4.0 million, and assumes approximately 44.2 million weighted-average shares outstanding.

Full Year 2024 Guidance:

•	Revenue is expected to be in the range of $195.0 million to $198.0 million, including approximately $9 million of professional services revenue and approximately $3.0 million of overages.

•

Non-GAAP loss from operations is expected to be in the range of ($3.0) million to ($1.0) million, which excludes stock-based compensation of approximately $11.3 million, the amortization of acquired intangible assets of approximately $4.1 million and restructuring expense of $1.7 million.

•

Adjusted EBITDA is expected to be in the range of $14.0 million to $16.0 million, which excludes stock-based compensation of approximately $11.3 million, the amortization of acquired intangible assets of approximately $4.1 million, restructuring expense of $1.7 million, depreciation expense of approximately $16.9 million, and other (income) expense and the provision for income taxes of approximately $1.2 million.

•

Non-GAAP loss per diluted share is expected to be ($0.10) to ($0.05), which excludes stock-based compensation of approximately $11.3 million, the amortization of acquired intangible assets of approximately $4.1 million, restructuring expense of $1.7 million, and assumes approximately 45.6 million weighted-average shares outstanding.

Earnings Stream Information:

Brightcove earnings will be streamed on February 22, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the live stream, visit the “Investors” page of the Company’s website, http://investor.brightcove.com. Once the live stream concludes, an on-demand recording will be available on Brightcove’s Investor page for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure streaming technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 60 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow on LinkedIn, Twitter, Facebook, Instagram and YouTube. Visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter and full year 2024, our position to execute on our growth strategy, the effects of our restructuring efforts, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of macro-economic conditions currently affecting the global economy; our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; our reduction in force, including risks that the related costs and charges may be greater than anticipated and that the restructuring efforts may not generate their intended benefits, may adversely affect the Company’s internal programs and the Company’s ability to recruit and train skilled and motivated personnel, and may be distracting to employees and management; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and similar disclosures in our subsequent filings with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA, non-GAAP diluted net income (loss) per share, and revenue and adjusted EBITDA on a constant currency basis. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related and restructuring expenses, restructuring and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related and restructuring expenses, restructuring and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition and restructuring expenses include primarily cash severance costs. Revenue and adjusted EBITDA on a constant currency basis reflect our revenues and adjusted EBITDA using exchange rates used for Brightcove’s Fiscal Year 2023 outlook on Brightcove’s press release on February 23, 2023. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$18,615	$31,894
Accounts receivable, net of allowance	33,451	26,004
Prepaid expenses and other current assets	18,333	19,422

Total current assets	70,399	77,320
Property and equipment, net	42,476	39,677
Operating lease right-of-use asset	16,233	18,671
Intangible assets, net	6,368	10,279
Goodwill	74,859	74,859
Other assets	5,772	7,007

Total assets	$216,107	$227,813

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,422	$11,326
Accrued expenses	17,566	26,877
Operating lease liability	4,486	4,157
Deferred revenue	68,155	61,597

Total current liabilities	104,629	103,957
Operating lease liability, net of current portion	17,358	20,528
Other liabilities	207	981

Total liabilities	122,194	125,466
Stockholders’ equity:
Common stock	44	42
Additional paid-in capital	328,918	314,825
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,236)	(1,593)
Accumulated deficit	(232,942)	(210,056)

Total stockholders’ equity	93,913	102,347

Total liabilities and stockholders’ equity	$216,107	$227,813

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Subscription and support revenue	$47,775	$47,688	$192,461	$204,091
Professional services and other revenue	2,381	1,550	8,726	6,917

Total revenue	50,156	49,238	201,187	211,008
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,484	17,763	68,244	69,935
Cost of professional services and other revenue	2,840	1,563	9,109	7,138

Total cost of revenue	19,324	19,326	77,353	77,073

Gross profit	30,832	29,912	123,834	133,935

Operating expenses: (1) (2)
Research and development	8,261	8,984	37,202	33,524
Sales and marketing	16,689	18,725	72,410	73,997
General and administrative	8,146	8,159	35,556	32,550
Merger-related	—	—	307	747
Other expense	—	—	—	1,149

Total operating expenses	33,096	35,868	145,475	141,967

Loss from operations	(2,264)	(5,956)	(21,641)	(8,032)
Other (expense) income, net	(89)	845	(80)	(1,035)

Loss before income taxes	(2,353)	(5,111)	(21,721)	(9,067)
Loss (benefit) from provision for income taxes	161	286	1,165	(52)

Net loss	$(2,514)	$(5,397)	$(22,886)	$(9,015)

Net loss per share—basic and diluted
Basic	$(0.06)	$(0.13)	$(0.53)	$(0.22)
Diluted	(0.06)	(0.13)	(0.53)	(0.22)

Weighted-average shares—basic and diluted
Basic	43,578	42,184	43,128	41,831
Diluted	43,578	42,184	43,128	41,831

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$117	$123	$506	$508
Cost of professional services and other revenue	91	99	375	433
Research and development	616	711	2,453	2,746
Sales and marketing	1,040	1,133	4,197	3,990
General and administrative	1,595	1,513	6,368	5,622
Other expense	—	—	—	249

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$521	$601	$2,270	$1,757
Sales and marketing	402	416	1,641	1,662

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2023	2022
Operating activities
Net loss	$(22,886)	$(9,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,536	10,696
Stock-based compensation	13,899	13,548
Provision for reserves on accounts receivable	162	118
Changes in assets and liabilities:
Accounts receivable	(7,707)	4,227
Prepaid expenses and other current assets	1,565	(1,216)
Other assets	1,328	(348)
Accounts payable	3,294	120
Accrued expenses	(7,950)	2,397
Operating leases	(409)	5,503
Deferred revenue	6,673	(609)

Net cash provided by operating activities	4,505	25,421

Investing activities
Cash paid for acquisition, net of cash acquired	—	(13,215)
Purchases of property and equipment, net of returns	(3,120)	(10,727)
Capitalization of internal-use software costs	(12,530)	(13,825)

Net cash used in investing activities	(15,650)	(37,767)

Financing activities
Proceeds from exercise of stock options	—	177
Deferred acquisition payments	(1,700)	—
Other financing activities	(330)	(260)

Net cash used in financing activities	(2,030)	(83)

Effect of exchange rate changes on cash and cash equivalents	(104)	(1,416)

Net decrease in cash and cash equivalents	(13,279)	(13,845)
Cash and cash equivalents at beginning of period	31,894	45,739

Cash and cash equivalents at end of period	$18,615	$31,894

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss (Income) From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GROSS PROFIT:
GAAP gross profit	$30,832	$29,912	$123,834	$133,935
Stock-based compensation expense	208	222	881	941
Amortization of acquired intangible assets	521	601	2,270	1,757
Restructuring	—	—	104	—

Non-GAAP gross profit	$31,561	$30,735	$127,089	$136,633

GAAP gross profit as a percentage of revenue	61%	61%	62%	63%
Stock-based compensation expense	0.4%	0.5%	0.4%	0.4%
Amortization of acquired intangible assets	1.0%	1.2%	1.1%	0.8%
Restructuring	0.0%	0.0%	0.1%	0.0%

Non-GAAP gross profit as a percentage of revenue	63%	62%	63%	65%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(2,264)	$(5,956)	$(21,641)	$(8,032)
Stock-based compensation expense	3,459	3,579	13,899	13,299
Amortization of acquired intangible assets	923	1,017	3,911	3,419
Merger-related	—	—	307	747
Restructuring	1	—	2,831	—
Other expense	—	—	—	1,149

Non-GAAP income (loss) from operations	$2,119	$(1,360)	$(693)	$10,582

NET INCOME (LOSS):
GAAP net loss	$(2,514)	$(5,397)	$(22,886)	$(9,015)
Stock-based compensation expense	3,459	3,579	13,899	13,299
Amortization of acquired intangible assets	923	1,017	3,911	3,419
Merger-related	—	—	307	747
Restructuring	1	—	2,831	—
Other expense	—	—	—	1,149

Non-GAAP net income (loss)	$1,869	$(801)	$(1,938)	$9,599

GAAP diluted net loss per share	$(0.06)	$(0.13)	$(0.53)	$(0.22)

Non-GAAP diluted net income (loss) per share	$0.04	$(0.02)	$(0.04)	$0.23

Shares used in computing GAAP diluted net loss per share	43,578	42,184	43,128	41,831
Shares used in computing Non-GAAP diluted net income per share	43,628	42,184	43,128	42,293

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(2,514)	$(5,397)	$(22,886)	$(9,015)
Other income (expense), net	89	(845)	80	1,035
Loss (benefit) from income taxes	161	286	1,165	(52)
Depreciation and amortization	4,292	3,555	16,536	10,696
Stock-based compensation expense	3,459	3,579	13,899	13,299
Merger-related	—	—	307	747
Restructuring	1	—	2,831	—
Other expense	—	—	—	1,149

Adjusted EBITDA	$5,488	$1,178	$11,932	$17,859

Brightcove Inc.

Reconciliation of Revenue on a Constant Currency Basis and Calculation of Adjusted EBITDA on a Constant Currency Basis

(in thousands)

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2023	2023
Total revenue	$50,156	$201,187
Constant currency adjustment	211	372

Total revenue on a constant currency basis	$50,367	$201,559

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2023	2023
Adjusted EBITDA	$5,488	$11,932
Constant currency adjustment	172	1,032

Adjusted EBITDA on a constant currency basis	$5,660	$12,964